STOCK PURCHASE AGREEMENT


     PATRICK HACKETT HARDWARE COMPANY AGREEMENT, made as of the 18th day of May, 2007, by and between


     JULIANN HACKETT CLIFF, residing at 711 Montgomery Street, Ogdensburg, New York,

     PATRICK HACKETT, JR., residing at 210 Elizabeth Street, Ogdensburg, New York, AND:

     NORMAN V. GARRELTS, residing at 6061 Route 37, Ogdensburg, New York ("Sellers")

AND:

     WISEBUYS STORES, INC., a Delaware Corporation with its office located at 10-18 Park Street, 2nd Floor, Gouverneur, NY 13642 ("Purchaser")

RECITALS

     Sellers own all of the issued and outstanding shares of PATRICK HACKETT HARDWARE COMPANY ("Hacketts") The New York State Corporation with its principal office at 1223 Pickering Street, Ogdensburg, New York; said shares being owned as follows:


                 Juliann Hackett Cliff             32 shares
                 Patrick Hackett, Jr.              32 shares
                 Norman V. Garrelts                32 shares
                 TOTAL                             96 shares


     Sellers and the Purchaser have agreed to the sale of all of issued and outstanding shares of Hacketts, by Sellers to Purchaser, subject to and upon certain terms, conditions and contingencies said forth in this Agreement.


                                    AGREEMENT

1. SALE OF STOCK. The Sellers shall sell to the Purchaser 96 shares of the capital stock of Hacketts, which constitute all of the issued and outstanding shares of Hacketts.

2. PURCHASE PRICE. Purchaser, subject to the terms and conditions of this Agreement, shall purchase all of the shares of Hacketts from Sellers at a total purchase price of SIX MILLION DOLLARS ($6,000,000.00).

3. TERMS OF PAYMENT. At the time of Closing, Purchaser shall pay the purchase price to Sellers in the following manner:

     a.   The  sum  of  TWO  MILLION  DOLLARS   ($2,000,000.00)  in  immediately
          available funds at Closing, one third (1/3) of which is to be paid to each Seller;

     b. Purchaser shall execute and deliver to each Seller a promissory note in the amount of ONE HUNDRED SIXTY SIX THOUSAND SIX HUNDRED AND SIXTY-SIX DOLLARS AND SIXTY SEVEN CENTS ($166,666.67), payable TWO HUNDRED SEVENTY (270) days after closing and substantially identical to Note No. 1, appended hereto as Exhibit A;

     c. Purchaser shall execute and deliver to each seller a promissory note in the amount of THREE HUNDRED THIRTY THREE THOUSAND THREE HUNDRED AND THIRTY THREE DOLLARS AND THIRTY THREE CENTS ($333,333.33) payable THREE HUNDRED SIXTY FIVE (365) days after closing, substantially identical to Note No. 2, appended hereto as Exhibit B;

     d. Purchaser will execute and deliver to each seller an installment promissory note in the amount of EIGHT HUNDRED THIRTY THREE THOUSAND THREE HUNDRED THIRTY THREE DOLLARS AND THIRTY THREE CENTS ($833,333.33) substantially identical to Note No. 3, appended hereto as Exhibit C. Notes # 1, 2 and 3 shall collectively be referred to as the "Notes".

4. SECURITY. The promissory notes, appended hereto as Exhibits A, B and C shall be secured as follows:

     a. The personal guarantee of payment of all the Notes by Thomas W. Scozzafava by execution and delivery to Sellers at Closing of a Guaranty Agreement, substantially similar to Exhibit D appended hereto;

     b. The pledge of 96 shares of Hacketts being purchased by Purchaser pursuant to this Agreement by delivery to Sellers of certificates evidencing all of said shares registered in the name of Purchaser, with separate stock powers duly executed in blank by Purchaser. Substantially all of the retail assets of WiseBuys Stores, Inc. shall be immediately and irrevocably transferred/contributed by WiseBuys Stores, Inc. into Hacketts and are subject to the Stock Pledge Agreement;

     c. The execution and delivery by Thomas W. Scozzafava of a Stock Pledge Agreement covering the pledged shares described in subparagraph b above, substantially similar to Exhibit E appended hereto;

     d. Said stock pledges described in subparagraph b and the Stock Pledge Agreement appended hereto as Exhibit E shall secure payment of all of the Notes and shall terminate upon timely payment in full of the Note No. 1 and Note No. 2 appended hereto as Exhibits A and B, together with all interest accrued hereon. The Personal Guarantee of Thomas W. Scozzafava shall continue to apply thereon to the installment promissory notes appended hereto as Exhibit C.

5. DEFAULT. All of the notes given to each Seller and appended hereto as Exhibits A, B and C shall be interrelated so that a default under an one Note shall automatically constitute an immediate default under each and every of the other Notes if outstanding at that time, thereby fully accelerating and making immediately due and payable the aggregate unpaid principal balances of all said Notes, plus all interest accrued thereon. In the event of default of Note Nos. 1 or 2, Sellers shall retain and transfer into their ownership all of the shares of Hacketts, and shall exercise and pursue any of the rights and remedies available to Sellers against Purchaser and/or Guarantor Thomas W. Scozzafava to collect Notes 1 and 2, payment of which shall constitute full satisfaction of all liabilities owing by Purchaser by reason of Purchaser's default.


6. EMPLOYMENT AGREEMENTS. Purchaser and each of the Sellers shall execute employment agreements substantially identical to Exhibits F-1, F-2 and F-3 appended hereto at least ten (10) business days before the Date of Closing. Upon parent effectuating a "going public" transaction, an option pool of five percent (5%) of the outstanding common stock shall be created and allocated to Sellers.

7. WARRANTIES AND REPRESENTATIONS. Purchaser and Thomas W. Scozzafava represent and warrant that as of the date hereof and as of the Closing Date, the following representations shall be true and correct and in full force and effect:

     a. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

     b. Authority, Approvals and Consents. Purchaser has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and validly approved by the Board of
          Directors of Purchaser and by their respective stockholders if necessary and no other corporate or other proceedings on the part of Purchaser have necessary to authorize and approve this Agreement and the transactions contemplated hereby. Purchaser hereby expressly represents that it has fully and properly complied with all aspects of applicable New York corporate law in entering into this Agreement and for consummating the transactions contemplated hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

     c. Consents and Approvals. No consent, approval or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by Purchaser in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

     d. No Violations. Neither the execution, delivery, or performance of the Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of the Purchaser, (b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any contract, agreement or any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Purchaser is a party or (c) violate any order, writ, injunction, decree, statue, rule or regulation applicable to Purchaser, except in the case of clauses (b) or (c) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not be reasonably likely to have a material adverse effect.

     e. Binding Nature. This Agreement shall be, when duly executed and delivered a legally binding obligation of the Purchaser enforceable in accordance with its terms.

     f. Non-Merger and Survival. The representations and warranties of Purchaser contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Sellers, the representations and warranties of Purchaser shall survive the Closing.

     g. Debt Repayment and Loan Guarantees. Any indebtedness to Gordon Reid, estimated to be approximately $528,581, shall be paid in full at closing. Purchaser shall have any personal loan guarantees by Sellers removed or replaced on or after Closing, or have the debt repaid on or within a reasonable time after Closing.

     h. Hacketts' Assets. Purchaser agrees that until Note No. 1 and Note No. 2 are paid in full that, neither Hacketts nor any successor will assign, transfer, distribute nor in any way dispose of any assets of Hacketts or any successor, subsidiary, or affiliate other than in the ordinary course of business without prior written consent of the Sellers.

          i. Board Representation. Seller agrees that at closing, one Director (to be named by seller) will be elected to the Board of Hacketts or its successor.


8.   REPRESENTATIONS  AND  WARRANTIES  OF SELLERS.  Each Seller  represents  and
     warrants  that  as  of  the  date  of  the  Closing  Date,   the  following
     representations shall be true and correct and in full force and effect:

     a. Authority, Approvals and Consents. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as may be limited by laws affecting bankruptcy, insolvency and creditors' rights and equitable remedies and jurisdiction under general and corporate law.

     b. Consents and Approvals. No consent, approval or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by Sellers in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, save such, if any as might be applicable in respect of any matter referenced herein.

     c. No Violations. Neither the execution, delivery, or performance of the Agreement by Sellers, nor the consummation by Sellers of the transactions contemplated hereby, nor compliance by Sellers with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of the Sellers (if applicable), (b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any contract, agreement or any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which each Seller is a party or (c) violate any order, writ, injunction, decree, statue, rule or regulation applicable to Sellers other than as referenced herein, except in the case of clauses (b) or (c) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not be reasonably likely to have a material adverse effect.

     d. Binding Nature. This Agreement shall be, when duly executed and delivered a legally binding obligation of the Sellers enforceable in accordance with its terms, except as may be limited by laws affecting bankruptcy, insolvency and creditors' rights and equitable remedies and jurisdiction under general and corporate law.

     e. Non-Merger and Survival. The representations and warranties of Sellers contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Purchaser, the representations and warranties of Sellers shall survive the Closing.

9. CLOSING. The Closing of this Purchase and Sale shall occur on or about June 30, 2007, (the "Closing Date") at Hacketts place of business.


     At the Closing, Sellers shall deliver to Purchaser the following:

     a. Duly executed stock certificates, transferring and assigning to Purchaser all of the issued and outstanding shares of Hacketts;

     b. Any and all other documents, certificates, instruments, etc. that are deemed necessary and appropriate to transfer to Purchaser good, clear and marketable title to all of the Hackett shares being sold pursuant hereto.


     At the Closing, Purchaser shall deliver to Sellers:

     a.   TWO MILLION DOLLARS ($2,000,000.00) in immediately available funds;

     b.   Duly executed Notes appended hereto as Exhibits A, B and C;

     c.   A duly executed Guaranty of Payment appended hereto as Exhibit D;

     d.   Duly executed Stock Pledge Agreement, appended hereto as Exhibit E;

     e. Stock certificates evidencing 96 shares of Hacketts registered in the name of Purchaser with duly executed and separate stock power as provided in Paragraph 4(b) of the Agreement; and

     f.   Purchaser   shall   provide   proof  for   payments  of  the  Hacketts
          indebtedness as required in Section 7g.


10.  GENERAL PROVISIONS

     a. Expenses. Each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     b. Paragraph Headings and Language Interpretations. The paragraph headings contained herein are for reference only and shall not be considered substantive provisions of this Agreement. The use of a singular or plural form shall include the other form, and the use of a masculine, feminine or neuter gender shall include the other genders, as applicable.

     c. Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or
          (c) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage, prepaid, turn receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

a) If to the Purchaser, to:

             Wise Buys Stores, Inc.
             10-18 Park Street, 2" Floor
             Gouverneur, New York 13642
             Attn: Thomas Scozzafava

b) If to the Seller to:

Juliann Hackett Cliff         Patrick Hackett, Jr.         Norman Garrelts
711 Montgomery Street         210 Elizabeth Street         6061 Route 37
Ogdensburg, New York 13369    Ogdensburg, New York 13369   Ogdensburg, New York 13369


                                    Attn: Richard C. Cummings
                                    5423 Shady Avenue
                                    P.O. Box 473
                                    Lowville, New York 13367-0473

     d. Assignments. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the Parties hereto without the prior written consent of the other Party. Purchaser agrees that any such assignment shall not relieve Purchaser of its obligations hereunder.

     e. Entire Agreement. This Agreement, Guaranty Agreement, the Stock Pledge Agreement and the Notes (collectively, the "Transaction Documents") embody the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior written or oral commitments, arrangements, understandings and agreements with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly sat forth herein.

     f. Modifications, Amendments and Waivers. At any time prior to the Closing, to the extent permitted by law, (i) Purchaser and Seller may, by written and mutually signed agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the Party which is entitled to the benefits thereof.

     g. Counterparts. This agreement may be executed in two (2) or more counterparts, all of which shall be considered one (1) and the same agreement and each of which shall be deemed an original. Each Party shall receive a fully signed copy of this Agreement.

     h. Governing Law. This Agreement shall be governed by the laws of the Sate of New York as to all matters including, but not limited to, matters of validity, construction, effect and performance.

     i. Severability. If any one (1) or more of provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal of unenforceable in any respect.

     j. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.



WISEBUYS STORES, INC.

-----------------------------------------
Thomas Scozzafava
Treasurer & CFO


INDIVIDUALLY


-----------------------------------------
Thomas Scozzafava


-----------------------------------------
Juliann Hackett Cliff


-----------------------------------------
Patrick Hackett, Jr.


-----------------------------------------
Norman Garrelts